Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of QuickLogic Corporation and Subsidiaries (collectively, the “Company”) of our report dated March 25, 2025, relating to the consolidated financial statements, which appear in the Company’s Annual Report on Form 10-K for the year ended December 29, 2024. We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Frank, Rimerman + Co. LLP

San Francisco, California

August 14, 2025